Exhibit 2.1

Amendment No. 2 to BUSINESS COMBINATION AGREEMENT

This Amendment No. 2 to Business Combination Agreement (this “Amendment”) is entered into as of February 24, 2023 (the “Amendment Effective Date”), by and among Minority Equality Opportunities Acquisition Inc., a Delaware corporation (“MEOA”), MEOA Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MEOA (“Merger Sub”), and Digerati Technologies, Inc., a Nevada corporation (the “Company”).

Recitals

Whereas, MEOA, Merger Sub and the Company are parties to that certain Business Combination Agreement, dated as of August 30, 2022 (as the same has been and may be amended, restated, supplemented or modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, pursuant to Section 8.3 of the Business Combination Agreement, the Business Combination Agreement may be amended by a written agreement signed by each of the parties thereto;

WHEREAS, MEOA, Merger Sub and the Company desire to enter into this Amendment in order to amend the Business Combination Agreement in the manner set forth herein; and

WHEREAS, certain provisions contained in the Business Combination Agreement required to be performed by the respective parties were not timely performed by the respective party whose performance was thereby required and the parties now desire to waive the performance thereof by the non-compliant party.

Now, Therefore, in consideration of the representations, warranties, covenants and agreements herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

2. Amendment to Business Combination Agreement. Section 7.1(d) of the Business Combination Agreement is hereby amended by elimination of the date of “February 25, 2023” as the Termination Date and replacement thereof with “April 28, 2023” as the Termination Date:

3. Waiver of Non-Compliance.

(a)	By the Company. The Company hereby waives the requirement set forth in Section 5.7 of the Business Combination Agreement that MEOA have filed the Registration Statement on Form S-4 no later than 45 days following the date of the Business Combination Agreement, and acknowledges that the aforementioned Registration Statement was subsequently filed on November 30, 2022.

(b)	By MEOA. MEOA hereby waives:

(i)	the requirement set forth in Section 5.17 of the Business Combination Agreement that the Company have delivered, by no later than September 15, 2022, certain audited and unaudited financial statements, and acknowledges that the aforementioned financial statements for its fiscal year ending July 31, 2022 were delivered on October 31, 2022; and

(ii)	the requirement set forth in Section 5.22 of the Business Combination Agreement that the Company shall have caused Post Road, on or prior to October 15, 2022, to enter into the PRG Resolution Agreement, and acknowledges delivery of the executed PRG Resolution Agreement on February 7, 2023.

4. Effect on the Business Combination Agreement. Except as specifically amended by this Amendment, the Business Combination Agreement shall remain in full force and effect, and the Business Combination Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. From and after the Amendment Effective Date, each reference in the Business Combination Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the Business Combination Agreement, as the case may be, shall be deemed to refer to the Business Combination Agreement or such provision as amended by this Amendment, unless the context otherwise requires.

4. Miscellaneous. The provisions of Sections 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.4 (Notices), 8.5 (Governing Law), 8.7 (Construction), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (WAIVER OF JURY TRIAL), 8.16 (Submission to Jurisdiction), and 8.17 (Remedies) of the Business Combination Agreement are incorporated by reference into this Amendment mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

In witness whereof, the undersigned have executed this Amendment No. 2 to Business Combination Agreement as of the date first set forth above.

MEOA:

MINORITY EQUALITY OPPORTUNITIES ACQUISITION INC.

By:	/s/ Shawn D. Rochester
	Name:	Shawn D. Rochester
	Title:	President & CEO

MERGER SUB:

MEOA MERGER Sub, Inc.

By:	/s/ Shawn D. Rochester
	Name:	Shawn D. Rochester
	Title:	President

COMPANY:

DIGERATI TECHNOLOGIES, Inc.

By:	Arthur L. Smith
	Name:	Arthur L. Smith
	Title:	President & CEO

[Signature Page to Amendment No.2 to Business Combination Agreement]